Exhibit 4.1

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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6.7	Severability	21
6.8	Aggregation of Stock	21
6.9	Additional Investors	21
6.10	Entire Agreement	21
6.11	Dispute Resolution	21
6.12	Delays or Omissions	22

Schedule A	-	Schedule of Investors
Schedule B	-	Schedule of Key Holders

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AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of June 5, 2020, by and among C4 Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”, the stockholders set forth on Schedule B hereto as the “Key Holders”, and any additional purchaser that becomes a party to this Agreement in accordance with Section 6.9 hereof (collectively, the “Additional Purchasers”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series Seed Preferred Stock, Series A Preferred Stock, and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to that certain Investors’ Rights Agreement dated as of December 29, 2015, by and among the Company and such Existing Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors are holders of a majority of the Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement;

WHEREAS, certain of the Investors are parties to that certain Series B Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (the “Purchase Agreement”), under which certain of the Company’s and such Investors’ obligations are conditioned upon the execution and delivery of this Agreement by such Investors, Existing Investors holding a majority of the Registrable Securities, and the Company; and

WHEREAS, Perceptive Credit Holdings III, LP holds a warrant to purchase shares of Series B Preferred Stock issued pursuant to that certain Warrant Certificate of even date herewith (the “Warrant”) and is deemed an Investor hereunder;

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1 “Affiliate” means, (i) with respect to any specified Person, any other

Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital, private equity or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members or investment advisors of, or shares the same management company or investment advisor with, such Person; and (ii) with respect to a natural Person, any Immediate Family Member of such Person and any trust for the benefit of a such Person.

1.2 “Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

1.3 “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4 “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6 “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7 “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8 “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9 “GAAP” means generally accepted accounting principles in the United States.

1.10 “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11 “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

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1.12 “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13 “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14 “Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

1.15 “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,419,824 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.16 “Major Holder” means any Investor and the Key Holders.

1.17 “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.18 “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.19 “Preferred Stock” means shares of the Company’s Series B Preferred Stock, Series A Preferred Stock, and Series Seed Preferred Stock.

1.20 “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors on or after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.21 “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities, other than the shares of Common Stock issuable (directly or indirectly) upon the exercise of the Warrant.

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1.22 “Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

1.23 “SEC” means the Securities and Exchange Commission.

1.24 “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25 “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27 “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.28 “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0005 per share.

1.29 “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0005 per share.

1.30 “Series Seed Preferred Stock” means shares of the Company’s Series Seed Preferred Stock, par value $0.0005 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) two (2) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Investors holding at least forty percent (40%) percent of Preferred Stock then outstanding that the Company file a Form S-1 registration statement with respect to at least twenty-five percent (25%) of the Registrable Securities then outstanding or a lesser percent if the anticipated aggregate offering price would exceed $10 million, then the Company shall (x) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (y) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

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(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than an aggregate of ninety (90) days after the request of the Initiating Holders is given; provided, however, that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a)(i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately

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preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2(b) before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

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(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

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(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as

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defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the

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commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

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2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the holders of a majority of the shares of Preferred Stock then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of the IPO), or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities

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convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall only apply to the IPO unless an Affiliate or other representative of the Holder is member of the Company’s Board of Directors at the time of the commencement of the foregoing period, and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions. The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

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The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration; and

(c) the fifth anniversary of the IPO.

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3. Information Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company:

(a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the four (4) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form acceptable to the Company); or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Termination of Information Rights. The covenants set forth in Subsection 3.1 and Subsection 3.2 shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.4 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.4 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.4; (iii) to any existing or prospective Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, regulation, rule, court order or subpoena, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Holder. A Major Holder shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among itself and its Affiliates.

(a) The Company shall give notice (the “Offer Notice”) to each Major Holder, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Holder may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Major Holder (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Major Holder) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Holders in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); (ii) shares of Common Stock issued in the IPO; and (iii) the issuance of shares of Series B Preferred Stock to Additional Purchasers (as defined in the Purchase Agreement).

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (i) immediately before the consummation of the Qualified Public Offering (as defined in the Company’s Certificate of Incorporation), (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event (as defined in the Company’s Certificate of Incorporation), whichever event occurs first.

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5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to obtain, within ninety (90) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board of Directors, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued.

5.2 Employee Agreements. The Company will cause (i) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (ii) each Key Employee to enter into a nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (ii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors, the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

5.5 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

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5.6 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their Affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.7 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.7, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that(i) is an Affiliate of a Holder; (ii) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (iii) after such transfer, holds at least twenty-five (25%) of such Holder’s Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11; and (z) such transferee qualifies as an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for

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the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A or Schedule B (as applicable) hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Lawrence S. Wittenberg, Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02110.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or

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waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). Further, Section 4 of this Agreement may not be amended, and no provision thereof may be waived, in each case, in any way which would adversely affect the rights of the Key Holders thereunder in a manner disproportionate to any adverse effect such amendment or waiver would have on the rights of the Investors thereunder, without also the written consent of the Key Holders. Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Series B Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Series B Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to

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commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

C4 THERAPEUTICS, INC.

By:	/s/ Marc Cohen
Name: Marc Cohen
Title: Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

T. Rowe Price Health Sciences Fund, Inc.
TD Mutual Funds – TD Health Sciences Fund
VALIC Company I – Health Sciences Fund
T. Rowe Price Health Sciences Portfolio
Each account, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment
Adviser or Subadviser, as applicable

By:	/s/ Andrew Baek
Name: Andrew Baek
Title: Vice President

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAGE CAPITAL PARTNERS, LP

By: Adage Capital Partners, GP, LLC, its General Partner

By: Adage Capital Advisors, LLC, its Managing Member

By:	/s/ Dan Lehan
Name: Dan Lehan
Title: Chief Operating Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AXIL LIFE SCIENCE & HEALTHCARE
FUND I INVESTMENT LIMITED
PARTNERSHIP

ITS GENERAL PARTNER, AXIL CAPITAL
PARTNERS LLP

By:	/s/ Frederick Shane
Name: Frederick Shane
Title: Managing Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BAIN CAPITAL LIFE SCIENCES FUND II, L.P.

By: Bain Capital Life Sciences Investors II, LLC its general partner

By: Bain Capital Life Sciences Investors, LLC its manager

By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Managing Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BC DYNAMOPHARM LIMITED

By:	/s/ Qianye Karen Liu
Name: Qianye Karen Liu
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BCIP LIFE SCIENCES ASSOCIATES, L.P.

By: Boylston Coinvestors, LLC its general partner

By:	/s/ Andrew Hack
Name: Andrew Hack
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

BLACKWELL PARTNERS LLC – SERIES A

By:	/s/ Abayomi A. Adigun
Name: Abayomi A. Adigun
Title: Investment Manager
DUMAC, Inc., Authorized Signatory

By:	/s/ Jannine M. Lall
Name: Jannine M. Lall
Title: Head of Finance & Controller
DUMAC, Inc., Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

COBRO VENTURES OPPORTUNITY FUND, L.P.

By:	/s/ Todd Kaloudis
Name:	Todd Kaloudis
Title:	Managing Member of Cobro Opportunity
Fund GP, LLC, General Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

COMMODORE CAPITAL MASTER LP

By:	/s/ Michael Kramarz, MD
Name: Michael Kramarz, MD
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DREW O’CONNOR DENNISON
REVOCABLE TRUST DATED DECEMBER 12, 2016

By:	/s/ Drew O’Connor Dennison
Name: Drew O’Connor Dennison
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Geoffrey Meyerson
Geoffrey Meyerson

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HBM HEALTHCARE INVESTMENTS
(CAYMAN) LTD.

By:	/s/ Jean-Marc LeSieur
Name: Jean-Marc LeSieur
Title: Managing Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON BIOTECH
INNOVATION MASTER FUND LIMITED

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON CAPITAL FUNDS PLC
ON BEHALF OF ITS SERIES JANUS
HENDERSON GLOBAL LIFE SCIENCES
FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON GLOBAL LIFE SCIENCES FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

JANUS HENDERSON HORIZON FUND-BIOTECHNOLOGY FUND

By: Janus Capital Management LLC, its investment advisor

By:	/s/ Andrew Acker
Name: Andrew Acker
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LC CURIOSITY LLC

By:	/s/ Rodger O. Riney
Name: Rodger O. Riney
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

LOGOS OPPORTUNITIES FUND II, L.P.

By: Logos Opportunities GP, LLC
Its General Partner

By:	/s/ Graham Walmsley
Name: Graham Walmsley
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MIZUHO SECURITIES PRINCIPAL
INVESTMENT CO., LTD.

By:	/s/ Ryota Suzuki
Name: Ryota Suzuki
Title: President & CEO

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NEXTECH VI ONCOLOGY SCSP

Nextech VI GP S.à r.l. as General Partner on behalf of Nextech VI Oncology SCSp’

By:	/s/ James Pledger
Name: James Pledger
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PERCEPTIVE LIFE SCIENCES MASTER FUND, LTD

By:	/s/ James H. Mannix
Name: James H. Mannix
Title: Chief Operating Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC Its General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RA CAPITAL NEXUS FUND, L.P.

By: RA Capital Nexus Fund GP, LLC Its: General Partner

By:	/s/ Peter Kolchinsky
Name: Peter Kolchinsky
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RTW INNOVATION MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RTW MASTER FUND, LTD.

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

RTW VENTURE FUND LIMITED

By: RTW Investments, LP, its Investment Manager

By:	/s/ Roderick Wong, M.D.
Name: Roderick Wong, M.D.
Title: Managing Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SPHERA BIOTECH MASTER FUND L.P.

By:	/s/ Doron Breen
Name: Doron Breen
Title: Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

SUPERSTRING CAPITAL MASTER FUND LP

By:	/s/ Ting Guo
Name: Ting Guo
Title: Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

TAIWANIA CAPITAL BUFFALO II BIOVENTURES, LP

By its investment manager, Taiwania Capital Management Corporation

By:	/s/ Jerome Shen, PhD
Name: Jerome Shen, PhD
Title: General Partner, Bio Fund

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WYANDANCH PARTNERS, L.P.

By:	/s/ Keith R. Gollust
By: Keith R. Gollust
President, Gollust Management, Inc.
General Partner Wyandanch Partners, L.P.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

YONGLI (CAYMAN) LIMITED

By:	/s/ Ni Wenjie
Name: Ni Wenjie
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

YONJIN VENTURE LLC

By:	/s/ Wang Daguang
Name: Wang Daguang
Title: Director

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

A. Robert Zeff Revocable Trust

By:	/s/ A. Robert Zeff
Name: A. Robert Zeff
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alan Stone
Alan Stone

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alexander Keith Stewart
Alexander Keith Stewart

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Bruce Downey
Bruce Downey

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CYNTHIA E. ANDERSON 2015 IRREVOCABLE TRUST DATED AUGUST 10, 2015

By:	/s/ Cynthia E. Anderson
Name: Cynthia E. Anderson
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

DF Investment Partners LLC

By:	/s/ Glenn Dubin
Name:	Glenn Dubin
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Dharminder Chauhan
Dharminder Chauhan

/s/ Reetu Chauhan
Reetu Chauhan

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Don Brown
Don Brown

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Evan Andrew Knisely
Evan Knisely

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Evan Andrew Knisely Trust u/a dtd 10/13/2017

By:	/s/ Evan Andrew Knisely
Name:	Evan Andrew Knisely
Title:	Co-Trustee

By:	/s/ Trisha Nicole Arteaga Knisely
Name:	Trisha Nicole Arteaga Knisely
Title:	Co-Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Gus Kaloudis
Gus Kaloudis

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Herman Cohen
Herman Cohen

/s/ Suzanne Cohen
Suzanne Cohen

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Jason Fisherman
Jason Fisherman

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

KENNETH C. ANDERSON 2015
IRREVOCABLE TRUST DATED AUGUST 10, 2015

By:	/s/ David Anderson
Name:	David Anderson
Title:	Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kirk Ott
Kirk Ott

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Malcolm Salter
Malcolm Salter

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MC4, LLC

By:	/s/ Arthur Becker
Name:	Arthur Becker
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Mike Smith
Mike Smith

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Nikhil Munshi
Nikhil Munshi

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Peter Rukeyser
Peter Rukeyser

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Philip W. McCarty
Philip W. McCarty

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Pierre Rovani
Pierre Rovani

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Rama Elluru
Rama Elluru

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Steven Allen
Steven Allen

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Teru Hideshima
Teru Hideshima

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Wakara Healthcare Investments, LLC

By:	/s/ John Malooly
Name: John Malooly
Title: Managing Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

2014 Exchange Place Fund A, LLC

By:	/s/ David Henken
Name: David Henken
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

2014 Exchange Place Fund B, LLC

By:	/s/ David Henken
Name: David Henken
Title: Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alain Cohen
Alain Cohen

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Alex Williams
Alex Williams

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Amy Digeso.
Amy Digeso.

/s/ Paul Rakowski, Sr.
Paul Rakowski, Sr.

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Beach Trust

By:	/s/ Marcie Stuchin
Name: Marcie Stuchin
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Marcie Stuchin
Marcie Stuchin

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Berenice Ronthal
Berenice Ronthal

/s/ Michael Ronthal
Michael Ronthal

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

C4Ever, LLC

By:	/s/ Sara Mokhtari
Name: Sara Mokhtari
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Carol Nakhuda
Carol Nakhuda

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Cormorant Global Healthcare Master Fund, LP

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of GP

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Cormorant Private Healthcare Fund 1, LP

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of GP

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CRMA SPV, L.P.

By: Cormorant Asset Management, LLC, its Attorney-in-Fact

By:	/s/ Bihua Chen
Name: Bihua Chen
Title: Managing Member of GP

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Cynthia E. Anderson 2016 Grantor Retained Annuity Trust

By:	/s/ Cynthia E. Anderson
Name: Cynthia E. Anderson
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Cynthia Anderson
Cynthia Anderson

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Elizabeth Klein
Elizabeth Klein

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ERP Business Holdings, LP

By:	/s/ Elena Prokupets
Name: Elena Prokupets
Title: General Partner

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Evan Knisely
Evan Knisely

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Evan Andrew Knisely Trust u/a dtd 10/13/2017

By:	/s/ Evan Andrew Knisely
Name: Evan Andrew Knisely
Title: Co-Trustee

By:	/s/ Trisha Nicole Arteaga Knisely
Name: Trisha Nicole Arteaga Knisely
Title: Co-Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Evans Investment Management, LLC

By:	/s/ Bruce Evans
Name: Bruce Evans
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Francis Rhoads
Francis Rhoads

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Gracie Partners LLC

By:	/s/ David R. Salomon
Name: David R. Salomon
Title: Managing Member

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Greg Phelps
Greg Phelps

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Kenneth C. Anderson 2016 Grantor Retained Annuity Trust

By:	/s/ Kenneth C. Anderson
Name: Kenneth C. Anderson
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Kenneth C. Anderson
Kenneth C. Anderson

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Lawrence S. Wittenberg
Lawrence S. Wittenberg and Barbara J. Kane
JTWROS

/s/ Barbara J. Kane
Lawrence S. Wittenberg and Barbara J. Kane
JTWROS

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Lisa Popitz
Lisa Popitz

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Lori Alf
Lori Alf

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Marc Grenouilleau
Marc Grenouilleau

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Novartis Institutes for Biomedical Research, Inc.

By:	/s/ Scott Brown
Name: Scott Brown
Title: Vice President and General Counsel

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Paul Anderson
Paul Anderson

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Roger K. Taylor Preservation Trust Agreement

By:	/s/ Jerry B. McQueen
Name: Jerry B. McQueen
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Ronald W. Kaiser
Ronald W. Kaiser and Teresa Kaiser JTWROS

/s/ Teresa Kaiser
Ronald W. Kaiser and Teresa Kaiser JTWROS

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Schermerhorn 2012 Dynasty Trust

By:	/s/ Miriam Esteve
Name: Miriam Esteve
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Stephen Brown
Stephen Brown

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Susan Korsmeyer
Susan Korsmeyer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The John F. W. Rogers 2008 Family Trust

By:	/s/ Deborah Lehr
Name: Deborah Lehr
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

The Paula Berliner Revocable Trust dated May 3, 2016, as amended and restated

By:	/s/ Deborah Reiss
Name: Deborah Reiss
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

WCS, Jr. 2012 Family Trust

By:	/s/ Rebecca L. Sanders
Name: Rebecca L. Sanders
Title: Trustee

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ Marc Cohen
Marc Cohen

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Celgene Rivot LLC

By:	/s/ Daniel O’Connell
Name: Daniel O’Connell
Title: Officer

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

/s/ John Rogers
John Rogers

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

Roche Finance Ltd

By:	/s/ Carole Nuechterlein
Name: Carole Nuechterlein
Title: Authorized Signatory

By:	/s/ Beat Krähenmann
Name: Beat Krähenmann
Title: Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

PERCEPTIVE CREDIT HOLDINGS III, LP

By: Perceptive Credit Opportunities GP, LLC, its general partner

By:	/s/ Sandeep Dixit
Name: Sandeep Dixit
Title: Chief Credit Officer

By:	/s/ Sam Chawla
Name: Sam Chawla
Title: Portfolio Manager

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first written above.

KEY HOLDER:

Dana Farber Cancer Institute, Inc.

By:	/s/ Melissa J. Chammas
Name: Melissa J. Chammas
Title: Senior Director of Financial Operations

SCHEDULE A

Investors

Name and Address

Cobro Ventures Opportunity Fund, L.P.

1000 Wilson Blvd. #1800

Arlington, VA 22209

LC Curiosity LLC

P.O. Box 31729

St. Louis, MO 63131

Attn: Rodger Riney, Managing Member

Drew O’Connor Dennison Revocable Trust dated December 12, 2016

2 Bellerive Country Club Grounds Drive St. Louis, MO 63141

Attn: Drew O’Connor Dennison, Trustee

Geoffrey Meyerson

88 Woodbine Circle

Needham, MA 02494

Yongli (Cayman) Limited (1)

Governors Square, Suite#5-204

23 Lime Tree Bay Avenue

P.O.Box 2547

Grand Cayman, KYI-1104

Cayman Islands

Superstring Capital Master Fund LP

150 E 52nd St, Suite 5004

New York, NY, 10022

Yonjin Venture LLC

3500 South DuPont Highway

Dover, County of Kent, DE 19901

Taiwania Capital Buffalo II Bioventures, LP

Rm 1806, 18th Floor, No. 333, Sec.1, Keelung Rd.

Xinyi District, Taipei City, Taiwan 11012

Axil Life Science & HealthCare Fund I Investment, L.P.

c/o Axil Capital Partners LLP

Nihonbashi Life Science Building 2

11-5, Nihonbashi -honcho 3-chome Chuo-ku, Tokyo, Japan

BC DynamoPharm Limited

Trinity Chambers, PO Box 4301, Road Town, Tortola, British Virgin Islands

With a copy for notice:

Suite 701, Tower C, Tsinghua Science Park, No. 1 Zhongguancun East Road, Haidian District

Beijing, 100084, China

Attn: Qianye Karen Liu

Email: karen.liu@3ebio.com

Mizuho Securities Principal Investment Co., Ltd.

Ochanomizu First Bldg. 10F

2-5-1 Kandasurugadai, Chiyoda-ku Tokyo 101-0062, Japan

Wyandanch Partners, L.P.

645 Madison Avenue

20th Floor

New York, NY 10022

Attn: Keith R Gollust

Perceptive Life Sciences Master Fund LTD.

51 Astor Place 10th Floor

New York, NY 10003

Attn: Adam Stone

Adage Capital Partners, LP

200 Clarendon Street, Floor 52

Boston, MA 02116

BCIP Life Sciences Associates, L.P.

200 Clarendon Street

Boston, MA 02116

Attn: Andrew Hack

Bain Capital Life Sciences Fund II, L.P.

200 Clarendon Street

Boston, MA 02116

Attn: Andrew Hack

Commodore Capital Master LP

c/o Commodore Capital LP

55 Hudson Yards, Fl. 29

New York, NY 10001

HBM Healthcare Investments (Cayman) Ltd.

Governors Square, Suite #4-212-2

23 Lime Tree Bay Avenue

PO Box 30852

Grand Cayman, KY1-9006, Cayman Islands

Tel: ++1.345.946.8002

Fax: ++1.345.946.8003

Janus Henderson Global Life Sciences Fund

c/o Janus Capital Management LLC

151 Detroit Street

Denver, CO 80206

Attention: Andy Acker and Angela Morton

Email: Andy.Acker@JanusHenderson.com; Angela.Morton@JanusHenderson.com

With a copy (which shall not constitute notice) to: Adrian Rich

Perkins Coie LLP

3150 Porter Drive Palo Alto, CA 94306

Email: arich@perkinscoie.com

Janus Henderson Capital Funds plc - Janus Henderson Global Life Sciences Fund

c/o Janus Capital Management LLC

151 Detroit Street

Denver, CO 80206

Attention: Andy Acker and Angela Morton

Email: Andy.Acker@JanusHenderson.com; Angela.Morton@JanusHenderson.com

With a copy (which shall not constitute notice) to:

Adrian Rich

Perkins Coie LLP

3150 Porter Drive Palo Alto, CA 94306

Email: arich@perkinscoie.com

Janus Henderson Biotech Innovation Master Fund Limited

c/o Janus Capital Management LLC,

151 Detroit Street

Denver, CO 80206

Attention: Andy Acker and Angela Morton

Email: Andy.Acker@JanusHenderson.com; Angela.Morton@JanusHenderson.com

With a copy (which shall not constitute notice) to: Adrian Rich

Perkins Coie LLP

3150 Porter Drive Palo Alto, CA 94306

Email: arich@perkinscoie.com

Janus Henderson Horizon Fund-Biotechnology Fund

c/o Janus Capital Management LLC

151 Detroit Street

Denver, CO 80206

Attention: Andy Acker and Angela Morton

Email: Andy.Acker@JanusHenderson.com; Angela.Morton@JanusHenderson.com

With a copy (which shall not constitute notice) to:

Adrian Rich

Perkins Coie LLP

3150 Porter Drive Palo Alto, CA 94306

Email: arich@perkinscoie.com

Logos Opportunities Fund II, L.P.

1 Letterman Drive

Building D, Suite D3-700

San Francisco, CA 94129

Nextech VI Oncology SCSP

8 rue Lou Hemmer L-1748 Senningerberg

Grand Duchy of Luxembourg

RA Capital Healthcare Fund, L.P.

c/o RA Capital Management, L.P.

200 Berkeley Street

18th Floor Boston, MA 02116

Attn: General Counsel

Blackwell Partners LLC – Series A

280 S. Mangum Street

Suite 210

Durham, NC 27701

Attn: Jannine Lall

RA Capital Nexus Fund, L.P.

c/o RA Capital Management, L.P.

200 Berkeley Street

18th Floor Boston, MA 02116

Attn: General Counsel

RTW Master Fund, Ltd.

c/o RTW Investments, LP

412 West 15th Street, Floor 9

New York, NY 10011

With a copy (which shall not constitute notice) to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street, San Francisco, CA 94105-0921

Fax: +1 415.374.8430

Email: rmurr@gibsondunn.com

RTW Innovation Master Fund, Ltd

c/o RTW Investments, LP

412 West 15th Street, Floor 9

New York, NY 10011

With a copy (which shall not constitute notice) to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street, San Francisco, CA 94105-0921

Fax: +1 415.374.8430

Email: rmurr@gibsondunn.com

RTW Venture Fund Limited

c/o RTW Investments, LP 412 West 15th Street, Floor 9

New York, NY 10011

With a copy (which shall not constitute notice) to:

Ryan A. Murr

Gibson, Dunn & Crutcher LLP

555 Mission Street, San Francisco, CA 94105-0921

Fax: +1 415.374.8430

Email: rmurr@gibsondunn.com

Sphera Biotech Master Fund L.P. c/o Maples Corporate Services Limited P.O. Box 309

Ugland House, Grand Cayman KY1-1104 Cayman Islands

T. Rowe Price Health Sciences Fund, Inc.

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President

TD Mutual Funds – TD Health Sciences Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President

VALIC Company I – Health Sciences Fund

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President

T. Rowe Price Health Sciences Portfolio

c/o T. Rowe Price Associates, Inc.

100 East Pratt Street

Baltimore, MD 21202

Attn: Andrew Baek, Vice President

Perceptive Credit Holdings III, LP

c/o Perceptive Advisors LLC

51 Astor Place, 10th Floor New York, NY 10003

Attention:    Sandeep Dixit

E-mail: Sandeep@perceptivelife.com

with a copy to:

Chapman and Cutler LLP

1270 Avenue of the Americas

New York, NY 10020

Attention: Nicholas Whitney

whitney@chapman.com

Marc Cohen

6455 Kedleston Court

McLean, VA 22101

Alain Cohen

181 Chain Bridge Rd.

McLean, VA 22101

Cormorant Private Healthcare Fund I, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen

Cormorant Global Healthcare Master Fund, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Attention: Bihua Chen

CRMA SPV, L.P.

P.O. Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

KPC Venture Capital LLC

C/O The Kraft Group

One Patriot Place

Foxborough, MA 02035

Attention: Bill Scalzulli

JAK II LLC

C/O The Kraft Group

One Patriot Place

Foxborough, MA 02035

Attention: Bill Scalzulli

TWO R LLC

C/O The Kraft Group

One Patriot Place

Foxborough, MA 02035

Attention: Bill Scalzulli

Daniel A. Kraft

C/O The Kraft Group

One Patriot Place

Foxborough, MA 02035

Attention: Bill Scalzulli

Joshua M. Kraft

C/O The Kraft Group

One Patriot Place

Foxborough, MA 02035

Attention: Bill Scalzulli

Novartis Institutes for Biomedical Research, Inc.

250 Massachusetts Avenue

Cambridge, MA 02139

Attention: Scott Brown

ERP Business Holdings, LP

515 Park Avenue, 15th Floor

New York, NY 10022-1196

Attention: Elena Prokupets

Marc Grenouilleau

Shore Point 25 Niger Road

Cupecoy Sint Maarten (DWI)

Bruce Downey

8120 Spring Hill Farm Drive

McLean, VA 22102

Evans Investment Management, LLC

c/o Paul McCoy Family Office Services

31 St. James Avenue, Suite 740

Boston, MA 02116

Attention: Bruce Evans

John Rogers

200 West Street

New York, NY 10282

The John Rogers F.W. 2008 Family Trust

Goldman Sachs Family Office

200 West Street, 40th Floor

New York, NY 10282

Attn: Deborah Lehr

EGC4, LLC

39 West 54th Street

New York, NY 10019

Attention: Jay Eastman

Berenice and Michael Ronthal

94 Beacon Street

Boston, MA 02108

Susan Korsmeyer

207 Washington Street

#470571

Brookline, MA 02447

Rama Elluru

520 John Carlyle Street

Unit 406

Alexandria, VA 22314

Peter Rukeyser

8 Philips Lane

Rye, NY 10580

Alex Williams

96 Governor Road

Rochester, NY 14610

Gus Kaloudis

140 East 83rd Street, #15A

New York, NY 10028

Francis Rhoads

6596 E. Lakeridge Road

New Market, MD 21774

The Paula Berliner Revocable Trust Agreement

11908 Cantal Circle S

Parkland, FL 33076

Attn: Deborah Reiss

A. Robert Zeff Revocable Trust

200 Maple Park Blvd., Suite 208

St. Clair Shores, MI 48081

Attention: Susie Zeff

Kenneth Anderson

264 Weston Rd.

Wellesley, MA 02482

Kenneth C. Anderson 2016 Grantor Retained Annuity Trust

264 Weston Road

Wellesley, MA 02482

Attn: Kenneth Anderson

Kenneth C. Anderson 2015 Irrevocable Trust dated August 10, 2015

264 Weston Road

Wellesley, MA 02482

Attention: David Anderson

Cynthia Anderson

264 Weston Road

Wellesley, MA 02482

Cynthia E. Anderson 2016 Grantor Retained Annuity Trust

264 Weston Road

Wellesley, MA 02482

Attn: Cynthia Anderson

Cynthia E. Anderson 2015 Irrevocable Trust dated August 10, 2015

264 Weston Road

Wellesley, MA 02482

Attention: Cynthia Anderson

Roger K. Taylor Preservation Trust Agreement

60 W Broad, Suite 300

Bethlehem, PA 18018

Attn: Jerry B. McQueen

MC4, LLC

c/o Arthur Becker

145 Spring Street, 3rd Floor

New York, NY 10012

Attention: Arthur Becker

Miles M. Stuchin and Marcie Stuchin JTWROS

400 Park Avenue, 19th Floor

New York, NY 10022

Attention: Marcie Stuchin

Beach Trust

400 Park Avenue, 19th Floor

New York, NY 10022

Attention: Marcie Stuchin

Lori Alf

1235 Marble Way

Boca Raton, FL 33432

Don Brown

4421 McCurdy Road

Indianapolis, IN 46234

Sean Dobson 2004 Grantor Retained Annuity Trust

4201 Churchill Downs

Austin, TX 78746

Attention: Joslyn Dobson

Joslyn Dobson 2004 Family Trust

4201 Churchill Downs

Austin, TX 78746

Attention: Joslyn Dobson

Stephen Brown

5 Taylor’s Rise

Rochester, NY 14618

Ronald Kirshner

141 Sandringham Road

Rochester, NY 14610

Wakara Healthcare Investments, LLC

C/O John Malooly

906 Shirecliff Road

Salt Lake City, UT 84108

Attention: John Malooly

Greg Phelps

75 Farley Pond Lane

Needham, MA 02492

Herman and Suzanne Cohen

3605 R Street NW

Washington, DC 20007

Ronald W. Kaiser and Teresa Kaiser JTWROS

10 Stehle Street

Annapolis, MD 21401

Attention: Ronald W. Kaiser

Neil Martin and Lisa Warsinger Martin

7201 Loch Edin Ct.

Potomach, MD 20854

C4Ever, LLC

3299 K Street #404

Washington, DC 20007

Attention: Sara Mokhtari

Kirk Ott

8 Stevens Circle

Westwood, MA 02090

Mike Smith

905 Gentlewood Street

Gaithersburg, MD 20878

Carol Nakhuda

5600 McLean Drive

Bethesda, MD 20814

Schermerhorn 2012 Dynasty Trust

791 Crandon Blvd., #208

Key Biscayne, FL 33149

Attention: Gary Schermerhorn

Steven Allen

15 Woodgreen Lane

Roslyn Heights, NY 11577

Amy Digeso and Paul Rakowski, Sr.

80 Central Park West

Apt. 20A

New York, NY 10023

Malcolm Salter

18 Traill Street #1

Cambridge, MA 02138

Alan Stone

3614 S Street NW

Washington, DC 20007

WCS, Jr. 2012 Family Trust

7713 Carlton Place

McLean, VA 22102

Attention: Bill Sanders

Phil McCarty

2 Carsha Drive

Natick, MA 01760

Jason Fisherman

144 Cottage Street

Brookline, MA 02445

Nikhil Munshi

77 Booth Street

Needham, MA 02494

Lawrence S. Wittenberg and Barbara J. Kane JTWROS

40 Arlo Road

Newton, MA 02464

Attention: Lawrence S. Wittenberg

2014 Exchange Place Fund A, LLC

c/o Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: David Henken

2014 Exchange Place Fund B, LLC

c/o Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210 Attention: David Henken

Gracie Partners LLC

c/o East End Advisors LLC

610 Fifth Avenue, 5th Floor

New York, NY 10020

Attention: Rick Solomon

Roche Finance Ltd

Head, Roche Venture Fund

Roche Finance Ltd

Grenzacherstrasse 124

Bldg 21/50

CH-4070 Basel

Switzerland

Celgene Rivot LLC

86 Morris Avenue

Summit, NJ 07901

DF Investment Partners LLC

55 Hudson Yards, 29th Floor

New York, NY 10001

Alexander Keith Stewart

11748 East Bloomfield Drive

Scottsdale, AZ 85259

Dharminder and Reetu Chauhan

8 Wedgewood Road

Natick, MA 01760

Elizabeth Klein

12 East 86th Street #15522

New York, NY 10028

Evan Knisely

1005 Turkey Run Road

Mclean, VA 22101

Evan Andrew Knisely Trust u/a dtd 10/13/17

1005 Turkey Run Road

Mclean, VA 22101

Attention: Evan Andrew Knisely

Attention: Trisha Nicole Arteaga Knisely

Hamish McKenzie

6 West Common Way

Harpenden

Herts

AL5 2LF

United Kingdom

IRA Resources, Inc. FBO: Richard Stern Press IRA 35-35937

101 Bogle Street

Weston, MA 02493

Lauren Talarico, as Trustee for Frank Angelo Talarico

6455 Kedleston Court

McLean, VA 22101

Lisa Popitz

PO Box 920371

Needham, MA 02492

Paul Anderson

25 Jerome Avenue

Auburn, MA 02501

Pierre Rovani

1800 Hoban Road NW

Washington, DC 20007

Robert and Gloria Fulton

6455 Kedleston CT

McLean, VA 22101

Teru Hideshima

72 Francis Street

Brookline, MA 02446

SCHEDULE B

Key Holders

Name and Address

Dana-Farber Cancer Institute, Inc.

Belfer Office for Dana-Farber Innovations

450 Brookline Avenue, BP304E

Boston, MA 02215

Attention: Chief Research Business Development Officer